Exhibit 10.2

LAREDO PETROLEUM HOLDINGS, INC.

STOCK OPTION AGREEMENT

This Stock Option Agreement (“Agreement”) is made as of the 3rd day of February, 2012, by and between Laredo Petroleum Holdings, Inc., a Delaware Corporation (the “Company”), and                                                      (the “Optionee”), pursuant to the Laredo Petroleum Holdings, Inc. 2011 Omnibus Equity Incentive Plan (the “Plan”).  The provisions of the Plan are incorporated herein by reference, and all capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

W I T N E S S E T H:

WHEREAS, pursuant to the Laredo Petroleum Holdings, Inc. 2011 Omnibus Equity Incentive Plan (the “Plan”,), the Company desires to grant to the Optionee and the Optionee desires to accept an option to purchase shares of common stock, $.01 par value, of the Company (the “Common Stock”) upon the terms and conditions set forth in this Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

1.             The Company hereby grants to the Optionee an option to purchase                                  shares of Common Stock at an Exercise Price of $                      .  This option is intended to be treated as a so-called “non-qualified stock option” and this Agreement will be construed and interpreted accordingly.

2.             Except as specifically provided herein, the option will become exercisable in accordance with the following schedule based upon the number of full years of the Optionee’s continuous employment or service with Laredo Petroleum, Inc. or any other Subsidiary of the Company (herein, “Laredo”), following February 3, 2012:

Full Years of Continuous Employment	Incremental Percentage of Option Exercisable	Cumulative Percentage of Option Exercisable

Less than 1	0%	0%
1	25%	25%
2	25%	50%
3	25%	75%
4 or more	25%	100%

No shares of Common Stock may be purchased hereunder unless the Optionee shall have remained in the continuous employ or service of Laredo through February 2, 2013.  Unless sooner terminated, the option will expire if and to the extent it is not exercised within ten (10) years from the date hereof.

3.             The option may be exercised in whole or in part in accordance with the above schedule by delivering to the Secretary of the Company:  (a) a written notice specifying the number of shares to be purchased; and (b) payment in full of the Exercise Price, together with the amount, if any, deemed necessary by the Company to enable it to satisfy any income tax withholding obligations with respect to the exercise (unless other arrangements, acceptable to the Company, are made for the satisfaction of such withholding obligations).  The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock having a Fair Market Value on the date of exercise equal to the Exercise Price (including, pursuant to procedures approved by the Plan Administrator (as defined herein), by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company), provided, that such shares of Common Stock are not subject to any pledge or other security interest and are held for the applicable period as determined by the Company’s auditors to avoid adverse accounting charges, and (ii) by such other method as the Administrator may permit in accordance with applicable law, in its sole discretion, including without limitation, provided there is a public market for the shares of Common Stock at such time, (A) by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (B) by a “net exercise” method whereby the Company withholds from the delivery of the shares of Common Stock for which the Option was exercised that number of shares of Common Stock having a Fair Market Value equal to the aggregate Exercise Price for the shares of Common Stock for which the Option was exercised.  Any fractional shares of Common Stock shall be settled in cash.  The Administrator may specify a reasonable minimum number of shares of Common Stock or a percentage of the shares subject to an Option that may be purchased on any exercise of an Option; provided, that such minimum number will not prevent Optionee from exercising the full number of shares of Common Stock as to which the Option is then exercisable.

4.             No shares of Common Stock shall be sold or delivered hereunder until full payment for such shares has been made.  The Optionee shall have no rights as a stockholder with respect to any Common Stock covered by the option until a stock certificate for such shares is issued to him (or book entry transfer made).  Except as otherwise provided herein, no adjustment shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued or book entry transfer made.

5.             (a)           The unvested portion of an Option shall expire upon termination of employment of the Optionee, and the vested portion of such Option shall remain exercisable for (A) one year following termination of employment or service by reason of the Optionee’s death or Disability, but not later than the expiration of the Option Period, or (B) ninety (90) days following termination of employment or service for any reason other than the Optionee’s death or Disability, and other than the Optionee’s termination of employment or service for Cause, but not later than the expiration of the Option Period.

(b)           Both the unvested and the vested but unexercised portion of an Option shall expire upon the termination of the Optionee’s employment or service by Laredo for Cause.

6.             No Right to Continued Employment.  This Agreement does not confer upon the Optionee any right to continuance of employment by the Company, nor shall it interfere in any way with the right of the Company to terminate the Optionee’s employment at any time.

7.             Delivery of Laredo Petroleum Holdings, Inc. Prospectus dated December 30, 2011.  The Optionee acknowledges that the Optionee has been provided a copy of the Company’s prospectus related to the Company’s 2011 Omnibus Equity Incentive Plan through such prospectus’ availability on the Company’s shared network drive, at S:\2011 Omnibus Equity Incentive Plan Prospectus.  A copy will also be provided to the Optionee, upon the Optionee’s written request to the Company.

8.             Terms of Issuance.  The Optionee acknowledges being a party to one of the following agreements with Laredo: (i) a non-competition and confidentiality agreement; or (ii) a confidentiality, non-solicitation and non-disparagement agreement.

9.             Transferability.  Neither the option granted hereunder nor the underlying Common Stock may, at any time prior to becoming vested pursuant to Section 2, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable.

10.           Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated in a notice mailed or delivered to the other party as provided herein; provided that, unless and until some other address be so designated, all notices or communications by the Optionee to the Company shall be mailed or delivered to the Company at its Tulsa, Oklahoma, office and all notices or communications by the Company to the Optionee may be given to the Optionee personally or mailed to the Optionee’s home address as reflected on the books of the Company.

11.           Administration.  This Agreement and the issuance of shares contemplated hereunder shall be administered by Board or a committee of one or more members of the Board appointed by the Board to administer this Agreement and such issuance (the “Administrator”).  Subject to applicable law, the Administrator shall have the sole and plenary authority to: (i)  interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in this Agreement; (ii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Administrator shall deem appropriate for the proper administration of this Agreement; (iii) accelerate the lapse of restrictions on shares; and (iv) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of this Agreement.  The Administrator may delegate to one or more officers of the Company the authority to act on behalf of the Administrator with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Administrator herein, and that may be so delegated as a matter of law.

12.           Governing Law.  THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

13.           Miscellaneous.

(a)           Amendment and Waiver.  The provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and the Optionee , and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

(b)           Severability.  Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction by reason of applicable law shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(c)           Entire Agreement and Effectiveness.  This Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d)           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

(e)           Headings.  The paragraph headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

(f)            Gender and Plurals.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

(g)           Successors and Assigns.  This Agreement shall bind and inure to the benefit of and be enforceable by and against the Optionee , the Company and their respective successors, permitted assigns, heirs, representatives and estates, as the case may be.

(h)           Construction.  Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.  The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(i)            Survival of Representations, Warranties and Agreements.  All representations, warranties and agreements contained herein shall survive the consummation of the transactions contemplated hereby and the termination of this Agreement.

(j)            WAIVER OF PUNITIVE AND EXEMPLARY DAMAGE CLAIMS.  EACH PARTY, BY EXECUTING THIS AGREEMENT, WAIVES, TO THE FULLEST EXTENT ALLOWED BY LAW, ANY CLAIMS TO RECOVER PUNITIVE, EXEMPLARY OR SIMILAR DAMAGES NOT MEASURED BY THE PREVAILING PARTY’S ACTUAL

DAMAGES IN ANY DISPUTE OR CONTROVERSY ARISING UNDER, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT.

(k)           Spouses.  If the spouse of the Optionee fails to execute the spousal consent set forth on the signature page attached hereto (the “Consent”), until such time as the Consent is duly executed, the Optionee’s economic rights associated with his or her option will be suspended and not subject to recovery.  If a spouse or former spouse of the Optionee acquires any rights to the option granted hereby pursuant hereto as a result of any property settlement or separation agreement, such spouse or former spouse hereby grants an irrevocable power of attorney (which will be coupled with an interest) to the Optionee to give or withhold such approval as he or she will himself or herself approve with respect to such matter and without the necessity of the taking of any action by any such spouse or former spouse. Such power of attorney will not be affected by the subsequent disability or incapacity of the spouse or former spouse granting such power of attorney.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

COMPANY:

LAREDO PETROLEUM HOLDINGS, INC.

By:
Name:
Title:

OPTIONEE:

SPOUSAL CONSENT

The Optionee ‘s spouse, if any, is fully aware of, understands and fully consents and agrees to the provisions of this Agreement and their binding effect upon any marital or community property interests he or she may now or hereafter own, and agrees that the termination of his or her and the Optionee’s marital relationship for any reason shall not have the effect of removing any option subject to this Agreement from coverage hereunder and that his or her awareness, understanding, consent and agreement are evidenced by his or her signature below.

Spouse’s Name: